Exhibit 99.1

For more information, contact:

Kathleen Nemeth
Senior Vice President, Investor Relations
Kathleen.Nemeth@omnicell.com
650-435-3318

Omnicell Elects Eileen Voynick to Board of Directors

Sales and Operational Veteran Brings Additional Global Business Experience and Healthcare Technology Expertise to Board

FORT WORTH, Texas, -- January 11, 2024—Omnicell, Inc. (Nasdaq: OMCL) (“Omnicell” or the “Company”), a leader in transforming the pharmacy care delivery model, today announced that the Board of Directors elected Eileen Voynick to the Board, effective January 5, 2024. Ms. Voynick fills the vacancy resulting from Sara J. White, a Class I director who stepped down from the Company’s Board of Directors, effective January 5, 2024. In addition, the Company announced that Vance Moore will not stand for reelection to the Company’s Board at Omnicell’s 2024 annual meeting of stockholders (the “2024 annual meeting”) and effective as of the 2024 annual meeting, the size of the Board will be reduced from ten to nine directors.

Ms. Voynick brings over three decades of experience driving sales and operations at global industry leaders, including in the healthcare technology industry, at the executive and board level. She most recently served as Chief Executive Officer of Sparta Systems Inc., a leading provider of enterprise-quality management software solutions. Prior to Sparta Systems, Ms. Voynick served as Chief Operating Officer at Allscripts Healthcare Solutions, Inc. (n/k/a Veradigm Inc., Nasdaq: MDRX), as Executive Vice President of global sales, services, and support at Misys Healthcare Systems, and in various management positions at Oracle, SAP, Siebel Systems, Gartner, Ariba, and Accenture. Ms. Voynick is currently board chair of AGS Health LLC, a revenue cycle management provider, and has held board positions for several other organizations, including Skydeck Acquisition Corp. (former Nasdaq: SKYAU), CDK Global, Inc. (former Nasdaq: CDK), r3, Advanced MD Health, Jefferson Health, Philadelphia University and Thomas Jefferson University.

“We are pleased to welcome Eileen to the Omnicell Board of Directors,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “Eileen is a widely respected leader with significant experience in the software, technology, and healthcare industries, as well as a proven track record creating value for stockholders, accelerating growth, driving operational excellence, and developing global businesses. I am confident that her skills will complement and strengthen our Board as Omnicell continues to focus on driving long-term value and delivering outcome-centric innovations to improve patient outcomes.”

Mr. Lipps continued, “I would like to thank Sara and Vance for their dedication and outstanding contributions to the Board. Over the years, they have provided valuable insights and counsel to support Omnicell in furthering our strategy.”

“Omnicell is at the forefront of delivering mission-critical medication management solutions, and I am honored to join the Board,” said Ms. Voynick. “As hospitals and health systems are relying on technology now more than ever to serve patients, I look forward to leveraging my background in software, healthcare, and operations and working alongside Randall and the rest of the Board as we continue to further our innovation agenda for the benefit of our customers and enhance stockholder value.”

Ms. Voynick has been appointed to the Board’s Corporate Governance Committee. Following the 2024 annual meeting, the Omnicell Board will be comprised of nine directors, eight of whom are independent, and all of whom bring a broad range of expertise and skills necessary to oversee and direct the Company’s business. Six of those independent directors have been added to the Board in the last four years.

About Omnicell

Since 1992, Omnicell has been committed to transforming pharmacy care through outcomes-centric innovation designed to optimize clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics, smart devices, software, and expert services, Omnicell solutions are helping healthcare facilities worldwide to uncover cost savings, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry-defined vision of the Autonomous Pharmacy. To learn more, visit omnicell.com.

OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s expectations regarding the size and composition of Omnicell’s Board of Directors. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risks and uncertainties described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.